[VNUS MEDICAL TECHNOLOGIES INC. LOGO ]

                                                                    EXHIBIT 99.1


          VNUS MEDICAL TECHNOLOGIES REPORTS THIRD-QUARTER 2004 RESULTS:
               $0.09 EARNINGS PER SHARE ON $10.1 MILLION REVENUES

SAN JOSE, Calif.--November 16, 2004--VNUS Medical Technologies, Inc. (Nasdaq:VNUS), a leading provider of medical devices for the minimally invasive treatment of venous reflux disease, today announced its financial results for the third quarter ended September 30, 2004. The company completed its initial public offering of 4.0 million shares of common stock at a price of $15.00 per share on October 20, 2004. In the offering, selling stockholders also sold 1.4 million shares of common stock.

Net revenues for the third quarter ended September 30, 2004 were $10.1 million, an increase of 69% from $6.0 million for the corresponding quarter of 2003 and an increase of 10% from $9.2 million for the second quarter ended June 30, 2004. Revenue growth was driven by increased sales of proprietary disposable endovenous catheters and radio-frequency (RF) generators to hospitals and physicians for use in the VNUS(R) Closure(R) procedure.

Third-quarter net income was $1.0 million, or $0.09 per share on a fully diluted basis. This compared with a net loss of $544,000 for the corresponding quarter of 2003 and with net income of $471,000, or $0.04 per share, for the second quarter ended June 30, 2004. Weighted average shares outstanding used in the per-share calculation increased to 11.7 million for the third quarter of 2004 from 11.3 million shares in the second quarter of 2004, primarily due to stock option grants and exercises. The shares outstanding for the second and third quarters of 2004 reflect an "as-if" conversion of preferred shares to common shares, as required by the two-class method of calculating earnings per share, in connection with the initial public offering, which occurred approximately three weeks after the end of the quarter.

Net income for the third quarter of 2004 also included the effect of a non-cash charge of $296,000 for the amortization of deferred stock-based compensation. This compared with non-cash charges for the amortization of deferred stock-based compensation of $135,000 for the corresponding quarter of 2003 and of $297,000 for the second quarter ended June 30, 2004.

VNUS' balance sheet at September 30, 2004 included cash and cash equivalents of $12.0 million. The company currently estimates that after expenses, it will generate net proceeds of approximately $53.8 million from the initial public offering. As stated previously, VNUS plans to use these net proceeds for investments in sales and marketing activities, clinical research and product development, and for working capital and general corporate purposes.

"We're pleased with our third-quarter results and with the success of our initial public offering," said VNUS President and Chief Executive Officer Brian Farley. "We look forward to earning investor confidence through fundamental operating performance,

VNUS REPORTS 3Q04 RESULTS                                                      2


as we continue to penetrate the market by demonstrating the clinical advantages of our Closure system of products, and to execute our strategy of providing an expanded array of product offerings for our customers."

For the nine months ended September 30, 2004, the company's net revenues were $27.0 million, an increase of 88% from $14.4 million for the corresponding period of 2003. Net income for the nine-month period ended September 30, 2004 was $1.9 million, or $0.16 per share on a fully diluted basis, compared with a net loss of $2.6 million for the corresponding period of the previous year. Weighted average shares outstanding used to calculate fully diluted net income per-share calculations was 11.5 million for the nine months ended September 30, 2004, which reflects the previously mentioned conversion on an "as-if" basis of preferred shares to common shares.

VNUS also announced today its business outlook for the fourth quarter of 2004 and the 2005 Medicare reimbursement payment rates for hospitals and physicians using its Closure system for the treatment of venous reflux disease patients.

BUSINESS OUTLOOK

VNUS currently estimates that fourth-quarter net revenues will range from $10.5 million to $10.9 million. "As our outlook suggests, we see continued strong demand for our products and growth in the marketplace," said Farley.

MEDICARE REIMBURSEMENT

In order to obtain reimbursement for medical procedures, physicians and hospitals utilize established procedure codes approved by the American Medical Association (AMA). Following the AMA approval of new procedure codes for radio-frequency ablation of venous reflux, or the VNUS Closure procedure, the Center for Medicare and Medicaid Services (CMS) has published physician and hospital reimbursement payment levels for the new codes, which will become effective on January 1, 2005.

The new codes approved by the AMA for the Closure procedure are: CPT 36475, for endovenous ablation therapy of incompetent vein, extremity, inclusive of all imaging guidance and monitoring, percutaneous, radio-frequency; first vein treated; and CPT 36476, for second and subsequent veins treated in a single extremity, each through separate access sites.

National unadjusted Medicare 2005 payment rates for physicians performing the Closure procedure in an office setting have been established as $2,216 for the first vein treated and an additional $434 for the second and subsequent veins treated in the same leg. The Medicare payment rate for the first vein treated was set at a level $175 more for the Closure procedure than for endovenous laser treatment.

National unadjusted Medicare 2005 payment rates for physicians performing the Closure procedure in a hospital setting were set at $365 for the first vein treated and an additional $178 for the second and subsequent veins treated in the same leg. Hospital facility payment in 2005 for the Closure procedure was established at $1,538 for the first

VNUS REPORTS 3Q04 RESULTS                                                      3


vein treated. Medicare reimburses additional procedures performed at the same time at a 50% rate. For example, if a second vein is treated, the hospital will receive an additional $769, for a total of $2,307. Actual Medicare payment rates are adjusted according to geographic cost considerations.

The establishment of new procedure codes by the AMA and reimbursement payment rates by the CMS does not guarantee the coverage of those codes or procedures by private healthcare insurers. Also, private insurers may establish 2005 payment levels differently than Medicare. Today, over 95 healthcare insurers in the U.S. have established medical policy that covers the VNUS Closure procedure for the more than 210 million people enrolled in their respective health plans.

VNUS President and Chief Executive Officer Brian Farley commented, "The establishment of new codes for endovenous procedures to treat venous reflux, such as our Closure procedure, follows the tremendous growth and acceptance of the procedure. We are particularly pleased to see CMS provide support for minimally invasive treatment in the physician's office. Furthermore, with the establishment of a procedure code and reimbursement payment rate for catheter treatment of more than one refluxing vein in a leg, physicians who devote time to thoroughly treating multiple sources of venous reflux will be compensated for the time they give to their patients."

TODAY'S TELECONFERENCE

The company plans to host its first quarterly teleconference today at 2:00 p.m. PST / 5:00 p.m. EST. This call will be available live on the company's website at www.vnus.com. A replay of the call will also be available on the company's website. A phone replay will be available for one week after the call at (719) 457-0820, code number 917578.

ABOUT VNUS MEDICAL TECHNOLOGIES, INC.

VNUS is a leading provider of medical devices for the minimally invasive treatment of venous reflux disease, a progressive condition caused by incompetent vein valves in the leg. VNUS sells the Closure system, which consists of a proprietary radio-frequency (RF) generator and proprietary disposable endovenous catheters to close diseased veins through the application of temperature-controlled RF energy.

FORWARD LOOKING STATEMENTS

In addition to statements of historical facts or statements of current conditions, VNUS has made forward-looking statements in this press release within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "expects" and "estimates," or variations of such words and similar expressions, are intended to identify such forward-looking statements and such statements in this press release, include the statements regarding the outlook for VNUS' business, including revenue forecasts, the statements made by Mr. Farley and any other statements that refer to VNUS' estimated or anticipated future results. These statements are based on information available to VNUS as of the date of this press release and represent VNUS' judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting VNUS' businesses,

VNUS REPORTS 3Q04 RESULTS                                                      4


including, among other things, changing competitive, market and regulatory conditions; changes in reimbursement levels established by governmental and third-party payors; the ability of VNUS to develop its products; the need for governmental clearances or approvals before selling products; the ability of VNUS to protect its patent position; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of pending or future clinical trials; and overall economic conditions and general market conditions. Therefore, the reader is cautioned not to rely on these forward-looking statements. VNUS expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

Additional information concerning these and other risk factors can be found in press releases issued by VNUS and VNUS' public periodic filings with the Securities and Exchange Commission, including its prospectus filed with the Securities and Exchange Commission on October 20, 2004. Copies of VNUS press releases and additional information about VNUS is available on the World Wide Web at www.vnus.com.


Contact:      Tim Marcotte
              Vice President, Finance and Administration
              Chief Financial Officer
              (408) 473-1100
              ir@vnus.com


                        --FINANCIAL STATEMENTS ATTACHED-

VNUS MEDICAL TECHNOLOGIES, INC.

CONDENSED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)


                                                         SEPTEMBER 30,     DECEMBER 31,
                                                            2004              2003
                                                         -------------     ------------
ASSETS
Current assets:
   Cash and cash equivalents                             $ 12,000           $ 11,711
   Accounts receivable, net                                 4,992              3,330
   Inventories, net                                         1,726                871
   Prepaid expenses and other current assets                1,240                242
                                                         --------           --------
     Total current assets                                  19,958             16,154

Property and equipment, net                                 1,107                991
Other assets                                                  631                644
                                                         --------           --------
     Total assets                                        $ 21,696           $ 17,789
                                                         ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

   Accounts payable                                      $  1,111           $    884
   Accrued liabilities                                      3,564              2,557
                                                         --------           --------
     Total current liabilities                              4,675              3,441

Other liabilities                                             110                107
                                                         --------           --------
     Total liabilities                                      4,785              3,548
                                                         --------           --------
Convertible preferred stock                                    25                 25
Common stock                                                    1                  1
Additional paid-in capital                                 60,507             58,686
Deferred stock compensation                                (1,435)              (432)
Accumulated deficit                                       (42,187)           (44,039)
                                                         --------           --------
   Total stockholders' equity                              16,911             14,241
                                                         --------           --------
     Total liabilities and stockholders' equity          $ 21,696           $ 17,789
                                                         ========           ========

VNUS MEDICAL TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

                                                                 THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                        SEPTEMBER 30,
                                                             --------------------------           --------------------------
(IN THOUSANDS, EXCEPT PER SHARE DATA)                          2004              2003               2004              2003
                                                             --------          --------           --------          --------
NET REVENUES                                                 $ 10,116          $  5,978           $ 26,980          $ 14,353

COST OF REVENUES (1)                                            2,562             1,756              6,697             4,366
                                                             --------          --------           --------          --------
GROSS PROFIT                                                    7,554             4,222             20,283             9,987
                                                             --------          --------           --------          --------
OPERATING EXPENSES

SALES AND MARKETING (1)                                         4,149             3,180             11,612             8,234

RESEARCH AND DEVELOPMENT (1)                                    1,199             1,018              3,639             2,555

GENERAL AND ADMINISTRATIVE (1)                                  1,146               594              3,073             1,919
                                                             --------          --------           --------          --------
TOTAL OPERATING EXPENSES                                        6,494             4,792             18,324            12,708


INCOME (LOSS) FROM OPERATIONS                                   1,060              (570)             1,959            (2,721)

INTEREST AND OTHER INCOME (EXPENSE), NET                           46                26                 99               133
                                                             --------          --------           --------          --------
INCOME (LOSS) BEFORE TAXES                                      1,106              (544)             2,058            (2,588)

PROVISION FOR INCOME TAXES                                        111              --                  206              --
                                                             --------          --------           --------          --------
NET INCOME (LOSS)                                            $    995          $   (544)          $  1,852          $ (2,588)
                                                             ========          ========           ========          ========
NET INCOME (LOSS) PER SHARE

BASIC                                                        $   0.10          $  (0.42)          $   0.18          $  (1.98)
                                                             ========          ========           ========          ========

DILUTED                                                      $   0.09          $  (0.42)          $   0.16          $  (1.98)
                                                             ========          ========           ========          ========
WEIGHTED AVERAGE NUMBER OF SHARES USED IN PER SHARE
CALCULATIONS

BASIC                                                           1,372             1,310              1,357             1,305
                                                             ========          ========           ========          ========
DILUTED                                                        11,681             1,310             11,486             1,305
                                                             ========          ========           ========          ========


                                                                 THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                        SEPTEMBER 30,
                                                             --------------------------           --------------------------
                                                               2004              2003               2004              2003
                                                             --------          --------           --------          --------
(1) INCLUDES THE FOLLOWING AMORTIZATION OF DEFERRED
STOCK-BASED COMPENSATION:


COST OF REVENUES                                             $     26          $     14           $     64          $     46

SALES AND MARKETING                                               148                63                367               208

RESEARCH AND DEVELOPMENT                                           22                23                 60                74

GENERAL AND ADMINISTRATIVE                                        100                35                250               117
                                                             --------          --------           --------          --------
                                                             $    296          $    135           $    741          $    445
                                                             ========          ========           ========          ========

VNUS MEDICAL TECHNOLOGIES, INC.

CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)


                                                                              NINE MONTHS ENDED
                                                                                 SEPTEMBER 30,
                                                                         ---------------------------
                                                                           2004               2003
                                                                         --------           --------
Cash flows from operating activities:
Net income (loss)                                                        $  1,852           $ (2,588)

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:

   Depreciation and amortization                                              305                260
   Amortization of deferred stock compensation                                741                445
   Changes in operating assets and liabilities:
   Accounts receivable                                                     (1,662)            (1,034)
   Inventories, net                                                          (855)               695
   Prepaid expenses and other assets                                         (985)               (70)
   Accounts payable                                                           227                104
   Accrued and other liabilities                                            1,011              1,026
                                                                         --------           --------
     Net cash provided by (used in) operating activities                      634             (1,162)
                                                                         --------           --------
Cash flows from investing activities:
   Purchase of property and equipment                                        (421)              (118)
                                                                         --------           --------
     Net cash used in investing activities                                   (421)              (118)
                                                                         --------           --------
Cash flows from financing activities:
   Proceeds from the exercise of stock options for common stock                76                 11
                                                                         --------           --------
     Net cash provided by financing activities                                 76                 11
                                                                         --------           --------
Net increase (decrease) in cash and cash equivalents                          289             (1,269)
Cash and cash equivalents at the beginning of the year                     11,711             12,601
                                                                         --------           --------
Cash and cash equivalents at the end of the period                       $ 12,000           $ 11,332
                                                                         ========           ========